Exhibit 99.2

RAINIER Trial Data Update: Two Additional AML Patients Achieve Remission Within 30 Days of Treatment

Across two trials, 9 of 10 frontline AML patients achieved remission when treated with mipletamig in combination with the standard of care

Triplet Combination with mipletamig continues to outperform doublet combination benchmark

No Cytokine Release Syndrome (CRS) has been observed in the RAINIER trial to date

Cohort 2 enrollment nears completion

Seattle, Washington, March 20, 2025 – Aptevo Therapeutics (“Aptevo”) (Nasdaq: APVO), a clinical-stage biotechnology company developing novel bispecific immuno-oncology therapeutics based on its proprietary ADAPTIR® and ADAPTIR-FLEX® platform technologies, today announced two additional frontline AML patients have achieved remission* within 30 days of treatment in the Company’s RAINIER dose optimization trial evaluating mipletamig in combination with standard of care for patients unfit for intensive chemotherapy. In total, 9 of 10 frontline patients across two trials achieved remission* when receiving the triplet combination of mipletamig + venetoclax + azacitidine (ven/aza). Notably, no CRS has been reported in the RAINIER trial to date.

The data builds on previously reported favorable outcomes from RAINIER’s Cohort 1 and the completed dose expansion trial where 100% of frontline patients achieved remission. Together with the addition of these interim Cohort 2 results, mipletamig has achieved a compelling overall remission rate of 90% among frontline patients. This outperforms the doublet remission* rate from a venetoclax + azacitidine only study, of 66%. Additionally, the frontline patient triplet therapy CR rate of 70% outperforms the CR rate from a venetoclax + azacitidine only study of 36% (Viale-A Pivotal trial). Thus far, all RAINIER patients who achieved remission remain in remission.

Cohort 2 will include six patients, dosed at the 18mcg level, the same dose used in combination with ven/aza in the completed expansion trial.

Three patients evaluable for efficacy achieved the following outcomes:

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Two patients achieved remission withing 30 days of being dosed
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One patient progressed after the first cycle and passed away for reasons unrelated to study drugs
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Cohort 2 enrollment is nearing completion

“We’re now past the halfway mark in Cohort 2 of the RAINIER trial and are thrilled by the continued, highly favorable remission results,” said Dirk Huebner, MD, Chief Medical Officer of Aptevo. “ This emerging pattern further supports mipletamig’s impact on treatment outcomes in frontline AML patients who are not fit for intensive chemotherapy and who would otherwise receive ven/aza as the standard of care. One of our primary goals with the RAINIER trial is to demonstrate the contribution of mipletamig’s unique mechanism of action when used in combination with venetoclax and azacitidine. By targeting AML this way, our approach has the potential to improve outcomes, particularly for elderly patients who have limited treatment options.”

Mipletamig, a differentiated by design CD3 x CD123 bispecific antibody built on Aptevo’s ADAPTIR platform and driven by a unique CRIS-7 derived binding domain, is being investigated as frontline therapy in combination with venetoclax and azacitidine, the current standard of care for AML patients who are unfit for intensive chemotherapy. These latest results further reinforce mipletamig's potential as a transformative treatment, supported by impressive efficacy, safety, and tolerability data from two prior clinical trials involving almost 100 patients.

About RAINIER

RAINIER, a frontline AML study, is a Phase 1b/2 dose optimization, multi-center, multi-cohort, open label study of up to 39 patients who are being treated across five dose levels ranging from 9 mcg – 140 mcg in combination with venetoclax and azacitidine (ven/aza). Subjects will be adults aged 18 or older, newly diagnosed with AML who are not eligible for intensive induction chemotherapy. Phase 1b consists of 28-day cycles of treatment in five sequential cohorts. Aptevo has partnered with Prometrika (https://www.prometrika.com/), a premier contract research organization for the trial. RAINIER will be conducted in two parts. First, a Phase 1b dose optimization study in frontline AML patients followed by a Phase 2 study.

Cohort 1 included 3 patients, dosed at the 9mcg level.

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All patients achieved remission* within 30 days
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Thus far, all patients who achieved remission remain in remission.
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One CR patient had no minimal residual disease (MRD-negative status) and was positive for the TP53 genetic mutation, which is generally associated with poor prognosis due to chemotherapy resistance, genetic instability, and overall treatment challenges

*Remission = complete remission (CR) and, complete remission with blood markers that have not yet recovered (CRi).

About Mipletamig

Aptevo's wholly owned lead proprietary drug candidate, mipletamig, targeting AML, MDS and other leukemias, is differentiated by design to redirect the immune system of the patient to destroy leukemic cells and leukemic stem cells expressing the target antigen CD123, which is a compelling target for AML due to its overexpression on leukemic stem cells and AML blasts. This antibody-like recombinant protein therapeutic is designed to engage both leukemic cells and T cells of the immune system and bring them closely together to trigger the destruction of leukemic cells. Mipletamig is purposefully designed to reduce the likelihood and severity of CRS by use of a unique CD3 derived from CRIS-7 vs. the CD3 used by other competitors. Mipletamig has received orphan drug designation ("orphan status") for AML according to the Orphan Drug Act.

Mipletamig has been evaluated in almost 100 patients over three trials to date. RAINIER, Aptevo’s Phase 1b/2 frontline AML program, was initiated in 3Q24.

About Aptevo Therapeutics

Aptevo Therapeutics Inc. (Nasdaq: APVO) is a clinical-stage biotechnology company focused on developing novel bispecific immunotherapies for the treatment of cancer. The company has two clinical candidates. Mipletamig is currently being evaluated in RAINIER, a Phase 1b/2 trial for the treatment of frontline acute myeloid leukemia in combination with standard of care venetoclax + azacitidine. Mipletamig has orphan status for AML according to the Orphan Drug Act. ALG.APV-527, a bispecific conditional 4-1BB agonist that is only active upon simultaneous binding to 4-1BB and 5T4, is being co-developed with Alligator Bioscience and is being evaluated in a Phase 1 clinical trial for the treatment of multiple solid tumor types likely to express 5T4. Aptevo has three pre-clinical candidates with different mechanisms of action designed to target a range of solid tumors. All pipeline candidates were created from two proprietary platforms, ADAPTIR® and ADAPTIR-FLEX®. The Aptevo mission is to improve treatment outcomes and transform the lives of cancer patients. For more information, please visit www.aptevotherapeutics.com.

Safe Harbor Statement

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, including, without limitation, Aptevo’s expectations about the activity, efficacy, safety, tolerability and durability of its therapeutic candidates and potential use of any such candidates, including in combination with other drugs, as therapeutics for treatment of disease, its expectations regarding the effectiveness of its ADAPTIR and ADAPTIR-FLEX platforms, statements related to the progress of Aptevo’s clinical programs, including statements related to anticipated clinical and regulatory milestones, whether further study of mipletamig in a Phase 1b dose optimization trial focusing on multiple doses of mipletamig in combination with venetoclax + azacitidine on a targeted patient population will continue to show remissions, whether Aptevo’s final remission data or trial results will vary from its earlier assessment, whether Aptevo’s strategy will translate into an improved overall survival in AML, especially among patient subgroups with poor prognosis, whether further study of ALG.APV-527 across multiple tumor types will continue to show clinical benefit, the possibility and timing of future preliminary or interim data readouts for ALG.APV-527, statements related to the progress of and enthusiasm for Aptevo's clinical programs, statements related to Aptevo’s ability to generate stockholder value, whether Aptevo will continue to have momentum in its business in the future, and any other statements containing the words “may,” “continue to,” “believes,” “knows,” “expects,” “optimism,” “potential,” “designed,” “promising,” “plans,” “will” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based on Aptevo’s current intentions, beliefs, and expectations regarding future events. Aptevo cannot guarantee that any forward-looking statement will be accurate. Investors should realize that if underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could differ materially from Aptevo’s expectations. Investors are, therefore, cautioned not to place undue reliance on any forward-looking statement.

There are several important factors that could cause Aptevo’s actual results to differ materially from those indicated by such forward-looking statements, including a deterioration in Aptevo’s business or prospects; further assessment of preliminary or interim data or different results from later clinical trials; adverse events and unanticipated problems, adverse developments in clinical development, including unexpected safety issues observed during a clinical trial; and changes in regulatory, social, macroeconomic and political conditions. For instance, actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the uncertainties inherent in the results of preliminary or interim data and preclinical studies being predictive of the results of later-stage clinical trials, initiation, enrollment and maintenance of patients, and the completion of clinical trials, the availability and timing of data from ongoing clinical trials, the trial design includes combination therapies that may make it difficult to accurately ascertain the benefits of mipletamig, expectations for the timing and steps required in the regulatory review process, expectations for regulatory approvals, the impact of competitive products, our ability to enter into agreements with strategic partners or raise funds on acceptable terms or at all and other matters that could affect the availability or commercial potential of Aptevo’s product candidates, business or economic disruptions due to catastrophes or other events, including natural disasters or public health crises such as the coronavirus (referred to as COVID-19), geopolitical risks, including the current war between Russia and Ukraine, war between Israel and Hamas, and macroeconomic conditions such as economic uncertainty, rising inflation and interest rates, continued market volatility and decreased consumer confidence. These risks are not exhaustive, Aptevo faces known and unknown risks. Additional risks and factors that may affect results are set forth in Aptevo’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and its subsequent reports on Form 10-Q and current reports on Form 8-K. The foregoing sets forth many, but not all, of the factors that could cause actual results to differ from Aptevo’s expectations in any forward-looking statement. Any forward-looking statement speaks only as of the date of this press release, and, except as required by law, Aptevo does not assume any obligation to update any forward-looking statement to reflect new information, events, or circumstances.

Aptevo Therapeutics
Miriam Weber Miller
Aptevo Therapeutics
IR@apvo.com or millerm@apvo.com
+1 (206) 859 6629